Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the 30th day of June, 2014 by and between Amedica Corporation, a Delaware corporation (the “Company”), and MG Partners II Ltd., a company with limited liability organized under the laws of Gibraltar (the “Investor”).

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act (without limiting any other such exemption which may apply to the transactions contemplated by this Agreement);

WHEREAS, the Company has authorized the issuance of senior convertible notes, in the aggregate original principal amount of $6,400,000, in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in accordance with the terms of the Notes;

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company is concurrently causing its transfer agent to issue to the Investor the Commitment Shares (as defined below), upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Investor wishes to purchase, and the Company wishes to sell at the Initial Closing (as defined below), upon the terms and conditions stated in this Agreement, (i) a Note in the aggregate original principal amount as set forth in column (3) on Schedule I hereto (the “Initial Note”) (and the shares of Common Stock issuable upon conversion thereof, collectively, the “Initial Conversion Shares”) and (ii) a warrant to initially acquire up to the aggregate number of additional shares of Common Stock set forth opposite such Investor’s name in column (4) on Schedule I hereto, in the form attached hereto as Exhibit B (the “Warrants”) (as exercised, collectively, the “Warrant Shares”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company may require the Investor to participate in an Additional Closing (as defined below) for the purchase by the Investor, and the sale by the Company, of a Note in an original principal amount as set forth in column (5) on Schedule I hereto (the “Additional Note”) (and the shares of Common Stock issuable upon conversion thereof, collectively, the “Additional Conversion Shares” and, collectively with the Initial Conversion Shares, the “Conversion Shares”);

WHEREAS, the Notes, the Conversion Shares, the Commitment Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities” and the offering contemplated hereby is referred to herein as the “Offering”;

WHEREAS, the parties have agreed that the obligation to repay the Notes shall be an unsecured obligation of the Company; and

WHEREAS, at the Initial Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Issuance of Commitment Shares; Purchase and Sale of Notes and Warrants.

1.1 Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Initial Closing Date (as defined below), the Company shall deliver irrevocable instructions to its transfer agent (the “Transfer Agent”), substantially in the form of Exhibit D attached hereto, to issue to the Investor, not later than 4:00 p.m. (New York City time) on the third (3rd) Trading Day (as defined in the Notes) immediately following the Initial Closing Date, a certificate representing an aggregate of 50,853 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (collectively, the “Commitment Shares”), in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date). Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 12.4 hereof. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Initial Closing Date regardless of whether the Additional Closing (as defined below) shall occur.

1.2 Purchase and Sale of Initial Notes and Warrants. Subject to the satisfaction (or, where legally permissible, the waiver) of the conditions set forth in Section 4.1, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company on the Initial Closing Date (as defined below), an Initial Note in the aggregate original principal amount as set forth in column (3) on Schedule I hereto along with Warrants to initially acquire up to the aggregate number of Warrant Shares as is set forth in column (4) on Schedule I hereto (the “Initial Closing”).

1.3 Purchase and Sale of Additional Notes. Subject to the satisfaction (or, where legally permissible, the waiver) of the conditions set forth in Sections 3.2(b) and 4.2 below, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company on the Additional Closing Date (as defined below), an Additional Note in the aggregate original principal amount as set forth in column (5) on Schedule I hereto (the “Additional Closing”).

1.4 Form of Payment.

(a) On the Initial Closing Date, (i) the Investor shall pay the Initial Purchase Price (as defined below) (less the amounts withheld pursuant to Section 12.12) to the Company for the Initial Note and Warrants to be issued and sold to the Investor at the Initial Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) immediately following the Company’s receipt of such amount, the Company shall deliver to the Investor (x) an Initial Note in the aggregate original principal amount as set forth in column (3) on Schedule I hereto and (y) Warrants to initially acquire up to the aggregate number of Warrant Shares as is set forth in column (4) on Schedule I hereto, in each case, duly executed on behalf of the Company and registered in the name of the Investor or its designee.

(b) On the Additional Closing Date, (i) the Investor shall pay the Additional Purchase Price (as defined below) to the Company for the Additional Note to be issued and sold to the Investor at the Additional Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) immediately following the Company’s receipt of such amount, the Company shall deliver to the Investor an Additional Note in the aggregate original principal amount as set forth in column (5) on Schedule I hereto, duly executed on behalf of the Company and registered in the name of the Investor or its designee.

(c) Rank. The parties hereto acknowledge that the Initial Note and the Additional Note shall be part of a single series of notes and shall rank pari passu with each other.

2. Purchase Price. The purchase price for the Initial Note and Warrants to be purchased by the Investor (the “Initial Purchase Price”) shall be the amount as set forth in column (6) on Schedule I hereto. The purchase price for the Additional Note to be purchased by the Investor (the “Additional Purchase Price”, and together with the Initial Purchase Price, each, a “Purchase Price”) shall be the amount as set forth in column (7) on Schedule I hereto. As indicated on Schedule I, the Initial Note will be issued with an original issue discount of approximately 13.79%.

3. Closings. The Initial Closing and the Additional Closing are each sometimes referred to in this Agreement as a “Closing”. Each Closing shall occur at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166.

3.1 Initial Closing. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m. (New York City time), on the first (1st) Trading Day (as defined below) (and including the date hereof if a Trading Day) on which the conditions to the Initial Closing set forth in Section 4.1 below are satisfied or waived.

3.2 Additional Closing.

(a) Additional Closing Date. If the Company delivers an Additional Closing Notice (as defined below), the date and time of the Additional Closing shall be 10:00 a.m. (New York City time), on a date that is no later than the tenth (10th) calendar day after the Effective Date (the “Additional Closing Date,” and the Initial Closing Date and the Additional Closing Date are each sometimes referred to in this Agreement as a “Closing Date”).

(b) Additional Closing Mechanics. Subject to the satisfaction (or waiver) of the conditions set forth in this Section 3.2(b) and Section 4.2 below, the Company shall have the right to require the Investor to purchase the Additional Note on the Additional Closing Date by delivering to the Investor on the Effective Date, by facsimile and overnight courier at its address set forth in Section 12.4 hereof, an irrevocable written notice that the Company has exercised its right to require the Investor to purchase the Additional Note (the “Additional Closing Notice”, and such date, the “Additional Closing Notice Date”). For the avoidance of doubt, the Company shall not be entitled to effect an Additional Closing if there shall exist an Additional Note Conditions Failure (as defined below).

4. Closing Conditions; Certain Covenants.

4.1 Conditions to the Initial Closing.

(a) Conditions of the Company to the Initial Closing. The obligation of the Company to sell and issue the Initial Note and the Warrants to the Investor at the Initial Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Initial Closing, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Initial Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the Initial Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Registration Rights Agreement. The Investor shall have duly executed and delivered the Registration Rights Agreement to the Company.

(iii) Initial Purchase Price. The Company shall have received the Initial Purchase Price.

(iv) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(b) Conditions to the Investor to the Initial Closing. The obligation of the Investor to purchase the Initial Note and the Warrants to be issued to the Investor at the Initial Closing is subject to the satisfaction, or (where legally permissible) the waiver by the Investor, on the Initial Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Initial Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Initial Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. The Company shall have delivered to the Investor on the Initial Closing Date a written certification by an executive officer of the Company to the foregoing substantially in the form attached hereto as Exhibit E.

(iii) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of less than fourteen (14) days, which suspension shall be terminated prior to the Initial Closing Notice Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Trading Market), trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the Initial Closing Notice Date), there shall not have been imposed any suspension of electronic trading or settlement services by the Depository Trust Company (“DTC”) with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

(iv) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents (as defined below) to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor.

(v) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(vi) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(vii) Listing of Securities. All of the Conversion Shares and Warrant Shares that may be issued pursuant to the Notes and Warrants, respectively, and all of the Commitment Shares shall have been approved for listing or quotation on the Trading Market as of the Initial Closing Date, in each case, without regard to any limitations on conversion or exercise set forth in the Notes or Warrants, respectively, subject only to notice of issuance.

(viii) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(ix) Opinion of Counsel. On the Initial Closing Date, the Investor shall have received an opinion from outside counsel to the Company, dated the Initial Closing Date, in the form mutually agreed to by the parties hereto prior to the date hereof.

(x) Initial Note and Warrants; Delivery of Transfer Agent Instructions. At the Initial Closing, the Company shall have (x) tendered to the Investor the Initial Note and Warrants and (y) delivered irrevocable instructions to the Transfer Agent, substantially in the form of Exhibit D attached hereto, to issue the Commitment Shares to the Investor in accordance with Section 1.1 of this Agreement.

(xi) Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement to the Investor.

(xii) Current Public Information. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the Commission under the 1934 Act.

4.2 Conditions to the Additional Closing.

(a) Conditions of the Company to the Additional Closing. The obligation of the Company to sell and issue the Additional Note to the Investor at the Additional Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Additional Closing, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(b) Conditions of the Investor to the Additional Closing. The obligation of the Investor to purchase the Additional Note to be issued to the Investor at the Additional Closing is subject to the satisfaction, or (where legally permissible) the waiver by the Investor, on the Additional Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Additional Closing Notice Date and the Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Additional Closing Notice Date and the Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Initial Note, the Warrants and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Notice Date and the Additional Closing Date (as applicable). The Company shall have delivered to the Investor on the Additional Closing Date a written certification by an executive officer of the Company to the foregoing substantially in the form attached hereto as Exhibit E.

(iii) Registration Statement Effective. The Initial Registration Statement (as defined in the Registration Rights Agreement) covering the resale by the Investor of the Registrable Securities covered thereby shall have been declared effective under the Securities Act by the Commission and shall remain effective, and the Investor shall be permitted to utilize the Prospectus therein to resell such Registrable Securities.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement, the Prospectus (as defined in the Registration Rights Agreement) or any supplement to the Prospectus (each, a “Prospectus Supplement”), or for any amendment of or supplement to the Registration Statement, the Prospectus, or any Prospectus Supplement; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law (other than the transactions contemplated by the Additional Closing Notice and the settlement thereof). The Company shall have no knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Registration Statement or the prohibition or suspension of the use of the Prospectus or any Prospectus Supplement in connection with the resale of the Registrable Securities by the Investor.

(v) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of less than fourteen (14) days, which suspension shall be terminated prior to the Additional Closing Notice Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Trading Market), trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the Additional Closing Notice Date), there shall not have been imposed any suspension of electronic trading or settlement services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

(vi) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(vii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(viii) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(ix) Listing of Securities. All of the Conversion Shares and Warrant Shares that may be issued pursuant to the Notes and Warrants, respectively, and all of the Commitment Shares shall have been approved for listing or quotation on the Trading Market as of the Closing Date, in each case, without regard to any limitations on conversion or exercise set forth in the Notes or Warrants, respectively, subject only to notice of issuance.

(x) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xi) Delivery of Commitment Shares, Initial Conversion Shares and Warrant Shares. The Company shall have delivered on a timely basis all of the Commitment Shares required to be delivered pursuant to this Agreement, all of the Initial Conversion Shares issuable upon any conversion of the Initial Note by the Investor, as applicable, and all of the Warrant Shares issuable upon any exercise of the Warrants by the Investor, as applicable.

(xii) No Restrictive Legends. If requested by the Investor from and after the Effective Date, the Company shall have either (i) issued and delivered (or caused to be issued and delivered) to the Investor one or more certificates representing the Commitment Shares, the Initial Conversion Shares that have been issued upon any conversion of the Initial Note by the Investor and the Warrant Shares that have been issued upon any exercise of the Warrants by the Investor, as applicable, that are free from all restrictive and other legends or (ii) caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares, Initial Conversion Shares and/or Warrant Shares, as applicable, represented by the certificate(s) delivered by the Investor to the Company in accordance with Section 4.4 of this Agreement.

(xiii) Opinion of Counsel. On the Additional Closing Date, the Investor shall have received an opinion from outside counsel to the Company, dated the Additional Closing Date, in the form mutually agreed to by the parties hereto prior to the date hereof.

(xiv) Additional Note. At the Additional Closing, the Company shall have tendered to the Investor the Additional Note.

(xv) Current Public Information. The Current Report (as defined below) shall have been filed with the Commission as required pursuant to Section 4.3, and the Initial Press Release and the Additional Press Release (each as defined below) shall have been issued by the Company in accordance with Section 4.3. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the Commission under the 1934 Act.

(xvi) No Additional Note Conditions Failure. No Additional Note Conditions Failure shall exist.

4.3 Securities Law Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the Initial Closing Date, issue a press release in form and substance reasonably acceptable to the Investor disclosing the material terms of the transactions contemplated hereby (the “Initial Press Release”) and (b) issue a Current Report on Form 8-K (the “Current Report”) disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto, within the time required by the 1934 Act. From and after the issuance of the Initial Press Release, the Company represents to the Investor that the Company shall have publicly disclosed all material, non-public information delivered to the Investor as of such time by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall, on or before 9:00 a.m. (New York City time) on the Trading Day immediately following the Additional Closing Notice Date, issue a press release in form and substance reasonably acceptable to the Investor disclosing that the Company has elected to deliver an Additional Closing Notice to the Investor (the “Additional Press Release”). From and after the issuance of the Additional Press Release, the Company represents to the Investor that the Company shall have publicly disclosed all material, non-public information delivered to the Investor as of such time by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which the Investor shall object. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

4.4 Legends. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 (as defined below), to the Company or to an affiliate of the Investor or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. The Investor understands that the certificate or other instrument representing the Notes and the Warrants and the stock certificates representing the Commitment Shares, the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legends as required by applicable state securities or “Blue Sky” laws in addition to a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company shall use its reasonable best efforts to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Securities upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at DTC, unless otherwise required by state securities or “Blue Sky” laws, at such time as (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer (other than under Rule 144 or Rule 144A), such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel and the Transfer Agent, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) if such Securities are eligible to be sold under Rule 144 or Rule 144A, such holder provides the Company and its legal counsel with reasonable assurance in writing that the Securities are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A (which shall not include an opinion of Investor’s counsel). In furtherance of the foregoing, the Company agrees that, following the Effective Date or at such time as such legend is not required pursuant to this Section 4.4, the Company shall, no later than three Trading Days following the delivery by the Investor to the Company or the Transfer Agent (with a copy delivered to the Company) of a certificate representing Conversion Shares, Warrant Shares or Commitment Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing such Conversion Shares, Warrant Shares or Commitment Shares, as applicable, that is free from all restrictive and other legends or (B) cause the Transfer Agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Conversion Shares, Warrant Shares or Commitment Shares, as applicable, represented by the certificate so delivered by the Investor. If the Company fails on or prior to the Legend Removal Date to either (i) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing the Conversion Shares, Warrant Shares or Commitment Shares, as applicable, that is free from all restrictive and other legends or (ii) cause the Transfer Agent to credit the balance account of the Investor or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of the Conversion Shares, Warrant Shares or Commitment Shares, as applicable, represented by the certificate delivered by the Investor pursuant hereto (a “Delivery Failure”), and if on or after the Legend Removal Date the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend, then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver a certificate or credit the Investor’s or its designee’s account at DTC for such shares of Common Stock shall terminate and such shares shall be cancelled (the “Buy-In Remedy”). For the avoidance of doubt, with respect to any given Delivery Failure, the Investor shall be entitled, at the election of the Investor, to recovery either pursuant to this Buy-In Remedy or Section 3(c)(ii) of the Notes, but not both.

4.5 No Short Sales. So long as the Notes remain outstanding, neither the Investor nor any of its affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any Short Sales involving the Company’s securities. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of shares of Common Stock equal to the number of Conversion Shares and/or Warrant Shares, as applicable, that such Restricted Person is entitled to receive under a pending Conversion Notice (as defined in the Notes) and/or Exercise Notice (as defined in the Warrants) but has not yet taken possession of so long as such Restricted Person delivers the Conversion Shares purchased pursuant to such Conversion Notice and/or the Warrant Shares purchased pursuant to such Exercise Notice, as applicable, to the purchaser thereof; provided, however, such Restricted Person shall not be required to so deliver any such Conversion Shares subject to such Conversion Notice or the Warrant Shares purchased pursuant to such Exercise Notice, as applicable, if the Company fails for any reason to deliver such Conversion Shares to the Investor on the applicable settlement date upon the terms and subject to the provisions of the Notes and/or such Warrant Shares to the Investor on the applicable settlement date upon the terms and subject to the provisions of the Warrants, as applicable.

4.6 Volume Restriction. Unless otherwise mutually agreed by the Company and the Investor, the Investor shall not sell Conversion Shares, Warrant Shares or Commitment Shares in an amount, in the aggregate, exceeding the greater of (i) $125,000 worth of Common Stock during any five consecutive Trading Day period or (ii) 15% of the composite aggregate dollar trading volume of the Common Stock as reported on Bloomberg, L.P. on any Trading Day; provided, however, that if the composite aggregate dollar trading volume of the Common Stock as reported on Bloomberg, L.P. for any Trading Day exceeds $250,000, then the Investor may sell Conversion Shares, Warrant Shares or Commitment Shares on such Trading Day in an amount, in the aggregate, not exceeding 33% of the composite aggregate dollar trading volume of the Common Stock as reported on Bloomberg, L.P. for such Trading Day; provided, further, however, that the volume restrictions contained in this Section 4.6 shall not apply with respect to any Trading Day on which any sale price for a share of Common Stock is below $2.50. If the Investor sells any Conversion Shares, Warrant Shares or Commitment Shares on any Trading Day, the Investor shall provide a trading activity report to the Company with respect to sales of Conversion Shares, Warrant Shares and Commitment Shares on such Trading Day.

4.7 Stockholder Approval; NASDAQ Share Cap.

(a) Stockholder Approval. If at any time (such time, the “Market Cap Threshold Time”) the aggregate number of Conversion Shares, Warrant Shares and Commitment Shares issuable under this Agreement, the Notes and the Warrants, as applicable, in each case, without regard to any limitations on conversion or exercise set forth in the Notes or Warrants, would equal or exceed 15% of the total outstanding shares of the Common Stock outstanding on the date of this Agreement, then at the next special or annual meeting of stockholders of the Company with a record date after the date of this Agreement (the “First Stockholder Meeting”), the Company shall take all action necessary to obtain the approval of its stockholders of the issuance of all of the Conversion Shares, Warrant Shares and Commitment Shares issuable under this Agreement, the Notes and the Warrants, as applicable, in each case, without regard to any limitations on conversion or exercise set forth in the Notes or Warrants, pursuant to and in accordance with the applicable rules and regulations of the Trading Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”). In connection therewith, the Company shall provide each stockholder entitled to vote at the First Stockholder Meeting a proxy statement soliciting the affirmative vote of the Company’s stockholders necessary to obtain the Stockholder Approval at the First Stockholder Meeting, and the Company shall use its commercially reasonable efforts to solicit and obtain the Stockholder Approval at the First Stockholder Meeting and to cause the Board of Directors of the Company to recommend, to the extent possible consistent with its fiduciary duties under Delaware law, to the Company’s stockholders that they vote to approve the Stockholder Approval proposal at the First Stockholder Meeting. If, despite the Company’s commercially reasonable efforts the Stockholder Approval is not obtained at the First Stockholder Meeting, the Company shall seek to obtain the Stockholder Approval at each special or annual meeting of stockholders of the Company convened after the First Stockholder Meeting (each such meeting, a “Subsequent Stockholder Meeting”) until such Stockholder Approval is obtained. In connection therewith, the Company shall provide each stockholder entitled to vote at a Subsequent Stockholder Meeting a proxy statement soliciting the affirmative vote of the Company’s stockholders necessary to obtain the Stockholder Approval at such Subsequent Stockholder Meeting, and the Company shall use its commercially reasonable efforts to solicit and obtain the Stockholder Approval at such Subsequent Stockholder Meeting and to cause the Board of Directors of the Company to recommend, to the extent possible consistent with its fiduciary duties under Delaware law, to the Company’s stockholders that they vote to approve the Stockholder Approval proposal at such Subsequent Stockholder Meeting.

(b) NASDAQ Share Cap. Notwithstanding anything contained herein or in any other Transaction Document to the contrary, until Stockholder Approval is obtained, the Company shall not issue shares of Common Stock to the Investor pursuant to the Transaction Documents, including the issuance Commitment Shares, Conversion Shares and Warrant Shares, in an aggregate amount in excess of 19.99% of the issued and outstanding Common Stock on the date hereof.

5. Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investor as of the Initial Closing Date, the Additional Closing Notice Date and the Additional Closing Date (each a “Representation Date”):

5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

5.2 Capitalization and Voting Rights. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Public Reports as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Public Reports, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Public Reports, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Public Reports, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Public Reports, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the applicable Representation Date complied with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the Public Reports, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the Notes, the Warrants, this Agreement or the Registration Rights Agreement or the consummation of the transactions described herein or therein.

5.3 Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes, the Warrants and the Registration Rights Agreement (the “Transaction Documents”) and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Notes and the Warrants, and the Common Stock into which the Notes and the Warrants are convertible or exercisable, as applicable, have been taken on or prior to the date hereof. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.4 Valid Issuance of the Conversion Shares, Warrant Shares and Commitment Shares; Reservation of Shares. Each of the Notes and Warrants has been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Upon conversion in accordance with the Notes or exercise in accordance with the Warrants (as the case may be), the Conversion Shares and the Warrant Shares, respectively, when issued and delivered in accordance with the terms of this Agreement and the Notes or the Warrants, as applicable, for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Commitment Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Company, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Conversion Shares as required by Section 8 of the Notes and Warrant Shares as required by Section 1(g) of the Warrants.

5.5 Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 6 of this Agreement, the offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the qualification or registration requirements of state securities laws or other applicable “Blue Sky” laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

5.6 Public Reports. The Company is current in its filing obligations under the 1934 Act, including without limitation as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Public Reports”). The Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. The financial statements included within the Public Reports for the fiscal year ended December 31, 2013 and for each quarterly period thereafter (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnote required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

5.7 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect on its business and the Company has not received written notice of any such violation.

5.8 Violations. The consummation of the transactions contemplated by the Transaction Documents and all other documents and instruments required to be delivered in connection therewith will not result in or constitute any of the following: (a) a violation of any provision of the certificate of incorporation, bylaws or other governing documents of the Company; (b) a violation of any provisions of any applicable law or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Company is a party or by which the Company or its property is bound;

(d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of the Company.

5.9 Consents; Waivers. Except for Stockholder Approval, no consent, waiver, approval or authority of any nature, or other formal action, by any Person, firm or corporation, or any agency, bureau or department of any government or any subdivision thereof, not already obtained, is required in connection with the execution and delivery of the Transaction Documents by the Company or the consummation by the Company of the transactions provided for herein and therein.

5.10 Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

5.11 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such.

5.12 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company equity compensation, employee stock purchase or other employee benefit plans or any product sales agent/distributor equity incentive program. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or, to the knowledge of the Company, is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

5.13 Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Public Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has not received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.14 Registration Rights. Other than the Investor or as set forth in the Public Reports, no Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

5.15 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor, to the Company’s knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company since February 12, 2014 taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor does not make nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

5.16 No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act which would require the registration of any such securities under the 1933 Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

5.17 Seniority. Except for the GE Secured Credit Facility, as of the applicable Representation Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

5.18 Bankruptcy Status; Indebtedness. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Representation Date. Schedule 5.18 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

5.19 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

5.20 No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

6. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

6.1 Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement and the Registration Rights Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

6.2 No Public Sale or Distribution. The Investor is (i) acquiring the Commitment Shares, the Notes and the Warrants, and (ii) upon conversion of the Notes will acquire the Conversion Shares and (iii) upon exercise of the Warrants will acquire the Warrant Shares for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any Person to sell, transfer, pledge, assign or otherwise distribute any of the Securities.

6.3 Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.4 Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

6.5 Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

6.6 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.7 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “Blue Sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

6.8 Organization and Standing. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of Gibraltar.

6.9 Brokers or Finders. The Investor represents and warrants, to the best of its knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby.

6.10 Ability to Perform. There are no actions, suits, proceedings or investigations pending against Investor or Investor’s assets before any court or governmental agency (nor is there any threat thereof) which would impair in any way Investor’s ability to enter into and fully perform its commitments and obligations under this Agreement or the transactions contemplated hereby.

7. Use of Proceeds. The Investor acknowledges that the Company will use the proceeds received from the purchase of the Notes and Warrants for, among other things, (i) costs and expenses relating to the sale of the Notes and Warrants to the Investor and (ii) general working capital purposes, including, but not limited to, the payment of liabilities of the Company, including payments to its senior secured lenders.

8. Rule 144 Availability; Public Information. At all times during the period commencing on the six (6) month anniversary of the Initial Closing Date and ending at such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c)(1) under the 1933 Act and otherwise without restriction or limitation pursuant to Rule 144 under the 1933 Act, the Company shall use its reasonable best efforts to ensure the availability of Rule 144 under the 1933 Act to the Investor with regard to the Commitment Shares, the Conversion Shares and the Warrant Shares (assuming a cashless exercise of the Warrants), including compliance with Rule 144(c)(1) under the 1933 Act. If, (i) at any time during the period commencing from the six (6) month anniversary of the Initial Closing Date and ending on the first anniversary of the Additional Closing Date, the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the 1933 Act (a “Public Information Failure”), or (ii) the Company shall fail to take such action as is reasonably requested by the Investor to enable the Investor to sell the Commitment Shares, the Conversion Shares and the Warrant Shares (assuming a cashless exercise of the Warrants) pursuant to Rule 144 under the 1933 Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144 under the 1933 Act) (a “Process Failure”), then, in either case, in addition to the Investor’s other available remedies, the Company shall pay to a Investor, in cash, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of the Investor’s Securities on the day of a Public Information Failure or Process Failure, as applicable, and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until (a) in the case of a Process Failure, the date such Process Failure is cured, or (b) in the case of a Public Information Failure, the earlier of (1) the date such Public Information Failure is cured and (2) such time that such public information is no longer required for the Investor to transfer the Commitment Shares, the Conversion Shares or the Warrant Shares (assuming a cashless exercise of the Warrants) pursuant to Rule 144 under the 1933 Act. The payments to which the Investor shall be entitled pursuant to this Section 8 are referred to herein as “Rule 144 Failure Payments.” Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

9. Indemnification. In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9 shall be the same as those set forth in Section 6 of the Registration Rights Agreement. Notwithstanding anything to the contrary in this Section 9, the Company shall not be obligated to pay an Indemnitee any sums otherwise due under this Section 9 if the Company has already paid the Indemnitee such sums for the same Indemnified Liabilities under Section 6 of the Registration Rights Agreement.

10. Participation Rights. From and after the date hereof through and including the second (2nd) anniversary of the date of this Agreement, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement (as defined below) unless the Company shall have first complied with this Section 10.

10.1 At least three (3) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to the Investor a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: either (A) (i) a statement that the Company proposes or intends to effect a Subsequent Placement, (ii) a statement that the statement in clause (i) above does not constitute material, non-public information and (iii) a statement informing the Investor that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request or (B) if the existence of such Subsequent Placement is, as of the date of such Pre-Notice, material, non-public information, a statement that the Investor is entitled to receive material, non-public information. Upon the written request of the Investor within three (3)

Trading Days after the Company’s delivery to the Investor of such Pre-Notice, and only upon a written request by the Investor, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to the Investor an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the aggregate number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Investor in accordance with the terms of the Offer up to 30% of the Offered Securities (the “Participation Securities”).

10.2 To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after the Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Participation Securities that the Investor elects to purchase (in either case, the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Investor a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after the Investor’s receipt of such new Offer Notice.

10.3 The Company shall have five (5) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”) (or, if the closing of such Offer is to occur more than five (5) Business Days from the expiration of the Offer Period, to enter into the Subsequent Placement Agreement), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce the execution of such Subsequent Placement Agreement, which shall be filed with the Commission on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

10.4 In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 10.3 above), then the Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Participation Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Participation Securities that the Investor elected to purchase pursuant to Section 10.2 above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Participation Securities to be issued or sold to the Investor pursuant to this Section 10 prior to such reduction) (the “Reduced Offered Securities”) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Investor so elects to reduce the number or amount of Participation Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Reduced Offered Securities unless and until such securities have again been offered to the Investor in accordance with Section 10.1 above.

10.5 Upon the closing of the Subsequent Placement, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Participation Securities specified in its Notice of Acceptance. The purchase by the Investor of any Participation Securities is subject in all cases to the execution and delivery by the Investor of the Subsequent Placement Agreement with respect to such Offer and any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”).

10.6 Any Offered Securities not acquired by the Investor or other Persons in accordance with this Section 10 may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement.

10.7 The Company and the Investor agree that if the Investor elects to participate in the Offer, the Subsequent Placement Documents shall not include any term or provision whereby the Investor shall be required to agree to any restrictions on trading as the Securities or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

10.8 Notwithstanding anything to the contrary in this Section 10 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Investor will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer Notice and the Investor will again have the right of participation set forth in this Section 10.

10.9 The restrictions contained in this Section 10 shall not apply in connection with the issuance of any Excluded Securities (as defined below).

10.10 For purposes of this Section 10 and for all other purposes of this Agreement, the following definitions shall apply:

(a) “Approved Stock Plan” means, collectively, any (a) employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, options to purchase Common Stock, restricted shares of Common Stock, restricted stock units, or other form of equity compensation (collectively, “Employee Equity Compensation Awards”) may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such, and (b) any program or plan approved by the board of directors of the company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, options to purchase Common Stock, restricted shares of Common Stock, restricted stock units, other forms of equity compensation and credit for the foregoing (collectively, “Sales Agent Equity Awards”; Employee Equity Compensation Awards and Sales Agent Equity Awards being referred to herein collectively as “Equity Compensation Awards”).

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(d) “Excluded Securities” means (A) Equity Compensation Awards to directors, officers, consultants or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Investor; (B) the Securities; (C) shares of Common Stock issuable upon conversion of Convertible Securities that are either (1) outstanding as of the date hereof or (2) issued in accordance with the provisions of this Section 10 and (D) shares of Common Stock or Convertible Securities issued or issuable in connection with transactions with strategic industry, business or operating partners that provide benefits to the Company other than the investment of funds, provided, that (1) the primary purpose of such issuance is not to raise capital, (2) the purchasers or acquirers of the securities in such issuance does not include any affiliate of the Company or any of its Subsidiaries and solely consists of either (x) the actual strategic industry, business or operating partners or (y) the stockholders, partners or members of such strategic industry, business or operating partners, and (3) any such shares of Common Stock and/or Convertible Securities (and all shares of Common Stock issuable upon conversion or exercise of such Convertible Securities) are issued at a fixed price and not as a result of a Variable Rate Transaction.

(e) “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, including, without limitation, pursuant to any “weighted average” or “full-ratchet” anti-dilution provision, or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price.

(f) “Subsequent Placement” means any, direct or indirect, issuance, offer, sale, grant of any option or right to purchase, or otherwise dispose of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity or debt security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) of the Company or any of its Subsidiaries, including, without limitation, pursuant to Section 3(a)(9) or Section 3(a)(10) of the 1933 Act.

11. Exclusivity. From and after the date hereof and so long as the Notes and Warrant remain outstanding, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Investor (which consent may be withheld, delayed or conditioned in the Investor’s sole discretion), directly or indirectly: (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person (other than the Investor) relating to any exchange (i) of any security of the Company or any of its Subsidiaries for any other security of the Company or any of its Subsidiaries, except to the extent (x) consummated pursuant to an exchange registered under a registration statement of the Company filed pursuant to the 1933 Act and declared effective by the Commission or (y) such exchange is exempt from registration pursuant to an exemption provided under the 1933 Act (other than Section 3(a)(10) of the 1933 Act) or (ii) of any indebtedness or other securities of, or claim against, the Company or any of its Subsidiaries relying on the exemption provided by Section 3(a)(10) of the 1933 Act (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any Person (other than the Investor); or (c) participate in any discussions, conversations, negotiations or other communications with any Person (other than the Investor) regarding any Exchange Transaction, or furnish to any Person (other than the Investor) any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Investor) to seek an Exchange Transaction involving the Company or any of its Subsidiaries. Notwithstanding the foregoing or anything contained herein to the contrary, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Investor (which consent may be withheld, delayed or conditioned in the Investor’s sole discretion), directly or indirectly, cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Investor) to effect any acquisition of securities or indebtedness of, or claim against, the Company by such Person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the 1933 Act or otherwise) (a “Third Party Exchange Transfer”). The Company, its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons (other than the Investor) with respect to any of the foregoing. The Company shall promptly (and in no event later than 24 hours after receipt) notify (which notice shall be provided orally and in writing and shall identify the Person making the inquiry, request, proposal or offer and set forth the material terms thereof) the Investor after receipt of any inquiry, request, proposal or offer relating to any Exchange Transaction or Third Party Exchange Transfer, and shall promptly (and in no event later than 24 hours after receipt) provide copies to the Investor of any written inquiries, requests, proposals or offers relating thereto. The Company agrees that it and its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives Subsidiaries will not enter into any agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to the Investor in accordance with this provision. As used in this Agreement, “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act. For all purposes of this Agreement, violations of the restrictions set forth in this Section 11 by any Subsidiary or affiliate of the Company, or any officer, employee, director, agent or other representative of the Company or any of its Subsidiaries or affiliates shall be deemed a direct breach of this Section 11 by the Company.

12. Miscellaneous

12.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Securities), but excluding any Person to whom the Investor sells Conversion Shares, Warrant Shares or Commitment Shares. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY

TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next Trading Day, (c) five (5) Trading Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (a) in the case of the Company, to Amedica Corporation, 1885 West 2100 South, Salt Lake City, UT 84119, Telephone Number: (801) 839-3500, Fax: (801) 503-9255, Attention: Eric K. Olson, Chief Executive Officer, with a copy (which shall not constitute notice) to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Telephone Number (617) 542-6000, Fax: (617) 542-2241, Attention: Anthony E. Hubbard, Esq., or (b) in the case of the Investor, to MG Partners II Ltd., c/o Magna Group, 5 Hanover Square, New York, NY 10004, Telephone Number: (347) 491-4240, Fax: (646) 737-9948, Attention: Marc Manuel, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, Telephone Number (212) 801-9200, Fax: (212) 801-6400, Attention: Anthony J. Marsico, Esq.

12.5 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

12.6 Amendments and Waivers. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

12.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.8 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

12.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

12.12 Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by the Transaction Documents; provided, however, that $50,000 (less $15,000 heretofore paid by the Company to the Investor) shall be withheld by the Investor from its applicable Initial Purchase Price at the Initial Closing as a non-accountable and non-refundable document preparation fee (the “Document Preparation Fee”) in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and legal due diligence of the Company, and shall be paid directly to the Investor’s counsel on the Initial Closing Date by wire transfer of immediately available funds. For the avoidance of doubt, the Document Preparation Fee (and any portion thereof) shall be non-refundable when paid. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

12.13 No Frustration. So long as the Investor or its affiliates remain the record holders of at least 20% of the original face amount of either of the Notes, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Investor (which consent may be withheld, delayed or conditioned in the Investor’s sole discretion), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security) that would or would reasonably be expected to (i) constitute or involve a Variable Rate Transaction or (ii) restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under this Agreement, the Notes or the Warrants, including, without limitation, the obligation of the Company to timely deliver shares of Common Stock to the Investor or its affiliates in accordance with this Agreement, the Notes or the Warrants.

12.14 No Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Trading Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated hereby.

13. Additional Defined Terms. In addition to the terms defined elsewhere in this Agreement, the Notes or the Warrants the following terms have the meanings set forth in this Section 11:

13.1 “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

13.2 “Additional Note Conditions” means, as of any given date of determination: (i) all the Conversion Shares may be issued in full without violating the rules or regulations of the Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (ii) no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (iii) the Company shall have no knowledge of any fact that would reasonably be expected to cause any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement; (iv) the Investor shall not be in possession of any material, non-public information provided to it by the Company, any of its affiliates or any of their respective employees, officers, representatives, agents or the like (other than any material, non-public information that will be disclosed in the Additional 8-K); (v) there shall not have occurred any suspension of electronic trading or settlement services by the DTC with respect to the Common Stock occurs which is continuing or any receipt by the Company of any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension); (vi) no Public Information Failure shall exist and (vii) there shall not have occurred an Event of Default (as defined in the Initial Note) or an event that with the passage of time or giving of notice would constitute an Event of Default (as defined in the Initial Note).

13.3 “Additional Note Conditions Failure” means that on any day during the period commencing on the Additional Closing Notice Date through the Additional Closing Date, the Additional Note Conditions have not been satisfied (or waived in writing by the Investor).

13.4 “Commission” means the United States Securities and Exchange Commission.

13.5 “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any Convertible Security, Option or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

13.6 “Effective Date” means the date that the Initial Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement has been declared effective by the Commission.

13.7 “GE Secured Credit Facility” means the secured credit facility of the Company established pursuant to that Loan and Security Agreement dated as of December 17, 2012, by and among General Electric Capital Corporation, as lender and administrative and collateral agent, the lenders thereto, and the Company (as the same has been amended prior to the date hereof and as it may be amended following the date hereof, and including any senior secured credit facility provided to the Company by one or more commercial lenders that shall replace the GE Secured Credit Facility).

13.8 “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

13.9 “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

13.10 “Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

13.11 “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act.

13.12 “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

13.13 “Trading Day” means any day on which the Common Stock is traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Investor.

13.14 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

AMEDICA CORPORATION

By:	/s/ Eric K. Olson
	Name:	Eric K. Olson
	Title:	Chief Executive Officer

Securities Purchase Agreement – Signature Page

IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed and delivered as of the date provided above.

THE INVESTOR:

MG PARTNERS II LTD.

By:	/s/ Joshua Sason
Name:	Joshua Sason
Title:	Managing Member

Securities Purchase Agreement – Signature Page

Schedule I

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Investor	Address and Facsimile Number	Original Principal Amount of Initial Notes	Number of Warrant Shares	Original Principal Amount of Additional Notes	Initial Purchase Price	Additional Purchase Price

MG Partners II Ltd.	c/o Magna Group 5 Hanover Square New York, NY 10004 Tel: (347) 491-4240 Fax: (646) 737-9948 Attention: Marc Manuel with a copy (which shall not constitute notice) to Greenberg Traurig, LLP The MetLife Building 200 Park Avenue New York, New York 10166 Tel: (212) 801-9200 Fax: (212) 801-6400 Attention: Anthony J. Marsico, Esq.	$2,900,000	568,889	$3,500,000	$2,500,000	$3,500,000

EXHIBIT A

FORM OF NOTES

EXHIBIT B

FORM OF WARRANTS

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

FORM OF TRANSFER AGENT INSTRUCTION LETTER

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE